UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2007

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

215-231-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

     Radian Group Inc. (the “Company”) does not currently view the Stipulation (referred to in Item 8.01) as a material amendment to the Merger Agreement (referred to in Item 8.01) within the meaning of Item 1.01 of Form 8-K. In the event it is determined, however, that the Stipulation is a material amendment to such Merger Agreement within the meaning of Item 1.01, the text of Item 8.01 describing the Stipulation is incorporated by reference herein.

Item 8.01            Other Events.

     On August 24, 2007, the Company and MGIC Investment Corporation (“MGIC”) entered into a Stipulation to Set Briefing Schedule and Hearing Date for Motion of MGIC for Specific Performance (the “Stipulation”). The Stipulation was filed with the Federal District Court for the Eastern District of Wisconsin in MGIC Investment Corporation v. Radian Group Inc. pending in that court (the “Litigation”).

     Among other things, the Stipulation provides that subject to the terms and conditions of the Merger Agreement, dated as of February 6, 2007, as amended (the “Merger Agreement”), the Closing Date for the merger between the Company and MGIC will be in accordance with Section 9.1 of the Merger Agreement, except that in no event shall the Closing take place before five business days after final resolution of the Litigation. Section 9.1 of the Merger Agreement provides that the Closing Date is to occur no later than five business days after all closing conditions (other than those to be satisfied at Closing) have been satisfied or waived, including receipt of all regulatory approvals.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: August 29, 2007	By: /s/ Edward J. Hoffman
Edward J. Hoffman
Vice President and Securities Counsel